UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2024

EyePoint Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51122	26-2774444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street

Watertown, MA 02472

(Address of Principal Executive Offices, and Zip Code)

(617) 926-5000

Registrant’s Telephone Number, including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	EYPT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 29, 2024, EyePoint Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the underwriters named therein (the “Underwriters”), in connection with its previously announced underwritten public offering (the “Offering”) of 12,727,273 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The price to the public for the Shares in the Offering was $11.00 per Share. In addition, under the terms of the Underwriting Agreement, the Company also granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 1,909,090 shares of Common Stock at the same price, which was exercised by the Underwriters in full on October 30, 2024.

The net proceeds to the Company from the Offering, including the full exercise by the Underwriters of their option to purchase additional shares, were approximately $151.1 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Offering closed on October 31, 2024.

The Company intends to use the net proceeds from the Offering to advance clinical development of DURAVYU™ for wet age-related macular degeneration and diabetic macular edema, as well as to support its earlier stage pipeline development initiatives, and for general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-281391), declared effective by the Securities and Exchange Commission on August 16, 2024, a base prospectus dated August 16, 2024 and the related prospectus supplement dated October 29, 2024.

The foregoing summary of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement , which is attached hereto as Exhibit 1.1, and which is incorporated herein by reference. Hogan Lovells US LLP, counsel to the Company, delivered an opinion as to the legality of the issuance and sale of the Shares in the Offering, a copy of which is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve estimates, assumptions, risks and uncertainties. Forward-looking statements include, but are not limited to, statements related to the Offering and the use of proceeds from the Offering. The risks and uncertainties relating to the Company and the Offering include general market conditions, as well as other risks detailed from time to in the Company’s Securities and Exchange Commission filings, including in its Annual Report on Form 10-K for the year ended December 31, 2023, its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, its Current Reports on Form 8-K and the prospectus supplement dated October 29, 2024 relating to the Offering. These documents contain important factors that could cause actual results to differ from current expectations and from forward-looking statements contained in this Current Report on Form 8-K. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this Current Report on Form 8-K.

Item 8.01.	Other Events.

The Company issued press releases announcing the launch, pricing and closing of the Offering on October 28, 2024, October 29, 2024 and October 31, respectively. Copies of these press releases are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and are each incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 29, 2024, by and between EyePoint Pharmaceuticals, Inc. and J.P. Morgan Securities LLC

5.1	Opinion of Hogan Lovells US LLP

23.1	Consent of Hogan Lovells US LLP (contained in Exhibit 5.1)

99.1	Press Release issued by the Company announcing the launch of the Offering on October 28, 2024

99.2	Press Release issued by the Company announcing the pricing of the Offering on October 29, 2024

99.3	Press Release issued by the Company announcing the closing of the Offering on October 31, 2024

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYEPOINT PHARMACEUTICALS, INC.

Date: October 31, 2024	/s/ George O. Elston
George O. Elston
Executive Vice President and Chief Financial Officer